Exhibit 99.1

600 North Dairy Ashford Road Houston, TX 77079-1175 Media Relations: 281-293-1149 www.conocophillips.com/media

NEWS RELEASE

June 29, 2017

ConocoPhillips Announces Agreement to Sell Barnett Assets

HOUSTON — ConocoPhillips (NYSE: COP) today announced it has entered into a definitive agreement to sell its interests in the Barnett to an affiliate of Miller Thomson & Partners LLC for $305 million plus net customary adjustments. Proceeds from this transaction will be used for general corporate purposes.

Full-year 2016 production associated with the Barnett assets was 11 thousand barrels of oil equivalent per day (MBOED), of which approximately 55 percent was natural gas and 45 percent was natural gas liquids. Year-end 2016 proved reserves were approximately 50 million barrels of oil equivalent.

As of May 31, 2017, the net book value of the assets was approximately $0.9 billion. The company expects to record a non-cash impairment on the assets in the second quarter of 2017. The transaction is subject to specific conditions precedent being satisfied, including regulatory approval, and is expected to close in the third quarter of 2017.

The impact to full-year 2017 production guidance is expected to be less than 5 MBOED dependent on timing of closing. The company does not expect any material impact to 2017 cash flow or its other 2017 guidance items as a result of this transaction.

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About ConocoPhillips

ConocoPhillips is the world’s largest independent E&P company based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 17 countries, $88 billion of total assets, and approximately 13,100 employees as of March 31, 2017. Production excluding Libya averaged 1,584 MBOED for the three months ended March 31, 2017, and proved reserves were 6.4 billion BOE as of Dec. 31, 2016. For more information, go to www.conocophillips.com.

Contacts

Daren Beaudo (Corporate media)

281-293-2073

daren.beaudo@conocophillips.com

Romelia Hinojosa (Local media)

832-486-2316

romelia.hinojosa@conocophillips.com

Andy O’Brien (Investors)

281-293-5000

andy.m.obrien@conocophillips.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to our ability to complete the sale of our Barnett assets (the Sale Transaction) on the timeline currently anticipated, if at all; the possibility that regulatory approvals for the Sale Transaction will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of the Sale Transaction or our remaining business; business disruptions during or following the Sale Transaction, including the diversion of management time and attention; the ability to deploy net proceeds from the Sale Transaction in the manner and timeframe we currently anticipate, if at all; changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; difficulties in developing new products and manufacturing processes; unexpected cost increases; international monetary conditions; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions; and changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.